UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2025

CareTrust REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Registrant’s telephone number, including area code: (949) 542-3130

905 Calle Amanecer, Suite 300, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Financial Officer
On September 19, 2025, William M. Wagner notified CareTrust REIT, Inc. (the “Company”) of his retirement as Chief Financial Officer and Treasurer of the Company, effective December 31, 2025. Mr. Wagner will continue as an employee of the Company during a brief transition period after this date to assist with the transition of his responsibilities.
Appointment of Chief Financial Officer
On September 22, 2025, the Board of Directors of the Company appointed Derek Bunker to succeed Mr. Wagner as Chief Financial Officer and Treasurer of the Company effective as of January 1, 2026, to serve in those positions until his successor is duly elected and qualifies.
Mr. Bunker, age 37, has served as Senior Vice President of Strategy and Investor Relations of the Company since June 2025 after serving as a consultant to the Company from January 2025 to June 2025 to assist with the Company’s acquisition of Care REIT plc. From December 2023 until he joined the Company, Mr. Bunker ran a post-acute healthcare consultancy and independent sponsor. From October 2019 to December 2022, he served as Chief Investment Officer, Executive Vice President and Secretary of The Pennant Group. Prior to that, he served as Vice President, Acquisitions and Business Legal Affairs at The Ensign Group from June 2015 to October 2019 and previously worked as an attorney at Latham & Watkins LLP, focusing on various finance, corporate governance, securities and transactional matters. Mr. Bunker received a J.D. from the University of Virginia School of Law and a B.A. in Philosophy from Brigham Young University.
In connection with Mr. Bunker’s appointment as Chief Financial Officer and Treasurer, the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved an increase in Mr. Bunker’s annual base salary to $475,000 effective January 1, 2026. The Compensation Committee also approved (i) a short-term incentive target for Mr. Bunker under the Company’s short-term incentive program of $700,000 for 2026, which will be payable based on a percentage of target subject to the Company’s achievement of specified performance metrics to be established by the Compensation Committee for 2026, and (ii) a long-term incentive target for Mr. Bunker under the Company’s long-term incentive program of $750,000 for 2026 to be split between time-based and performance-based equity awards, with the grant of the equity awards, and the terms thereof, to be approved by the Compensation Committee at the same time as the grant of equity awards to the Company’s other executive officers under the Company’s long-term incentive program.
Mr. Bunker will also enter into an indemnification agreement with the Company in the form previously approved by the Board of Directors and filed with the Securities and Exchange Commission as Exhibit 10.11 to the Company’s Current Report on Form 8-K on June 5, 2014.
There are no arrangements or understandings between Mr. Bunker and any other person pursuant to which Mr. Bunker was appointed as Chief Financial Officer and Treasurer. There are also no family relationships between Mr. Bunker and any director or executive officer of the Company and Mr. Bunker has no direct or indirect interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01    Regulation FD Disclosure.
On September 23, 2025, the Company issued a press release announcing the retirement of Mr. Wagner and the appointment of Mr. Bunker as Chief Financial Officer and Treasurer of the Company, which is furnished as Exhibit 99.1 hereto.
Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibits	Description

99.1	Press Release of the Company, dated September 23, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2025	CARETRUST REIT, INC.

	By:	/s/ David M. Sedgwick
David M. Sedgwick
Chief Executive Officer